UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2007

Longs Drug Stores Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8978	68-0048627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 North Civic Drive Walnut Creek, California	94596
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 937-1170

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	1.	Approval of Fiscal Year 2008 Bonus Targets.

On March 22, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Longs Drug Stores Corporation (the “Company”) approved the Fiscal Year 2008 bonus targets and plan under the Company’s 2003 Executive Incentive Plan (“EIP”). The executive officers of the Company listed below are eligible to receive performance-based compensation for Fiscal Year 2008 based on the Company’s achievement of certain adjusted operating income, same store front-end sales growth and script count growth. The target award is 80% of the base salary for Warren F. Bryant, the Company’s Chief Executive Officer. The actual award for Mr. Bryant may vary from 0-250% of the target award, based on the actual level of achievement against the established performance targets. The target awards are 60% of the base salary for Steven F. McCann, the Company’s Executive Vice President and Chief Financial Officer, Bruce E. Schwallie, the Company’s Executive Vice President – Business Development and Managed Care, Karen L. Stout, the Company’s Executive Vice President and Chief Operating Officer, Roger L. Chelemedos, the Company’s Senior Vice President – Finance, Controller and Treasurer, Michael M. Laddon, Senior Vice President and Chief Information Officer, William J. Rainey, the Company’s Senior Vice President, General Counsel and Secretary, Todd J. Vasos, the Company’s Senior Vice President – Chief Merchandising Officer, and Linda M. Watt, Senior Vice President – Human Resources. The actual award for each of the above officers, other than the Chief Executive Officer, may vary from 0-200% of the target award, based on the actual level of achievement against the established performance targets. Any awards under the EIP will be paid following the completion of the fiscal year.

2.	Approval of Performance-Based Restricted Stock Grant Program.

Also on March 22, 2007, the Company’s Compensation Committee approved a performance-based restricted stock grant program for executive officers under the Company’s 1995 Long-Term Incentive Plan (the “LTIP”). This program provides the Company’s executive officers with the opportunity to receive grants of restricted stock based on the achievement of certain earnings per share goals for the Company’s fiscal year 2008 and combined earnings per share goals for the Company’s 2008 and 2009 fiscal years. Any grants of restricted stock under the program will be made following certification by the Compensation Committee of the Company’s results for the applicable performance period and shall vest as follows subject to the participant’s continued employment with the Company on the vesting date: 33% upon certification by the Compensation Committee of the Company’s results for the applicable performance period; an additional 33% in January of the year following the year of certification; and the remaining 34% in January of the second year following the year of certification. The fiscal 2008 restricted stock target and combined fiscal 2008 and fiscal 2009 restricted stock target are 18,000 and 27,000 shares respectively for Warren F. Bryant, the Company’s Chief Executive Officer. The fiscal 2008 restricted stock target and combined fiscal 2008 and fiscal 2009 restricted stock target are 5,200 and 7,800 shares respectively for Steven F. McCann, Karen L. Stout, and Bruce E. Schwallie, and 4,400

and 6,600 shares respectively for Roger L. Chelemedos, Michael M. Laddon, William J. Rainey, Todd J. Vasos, and Linda M. Watt. The actual number of shares of restricted stock awarded to each of the above officers, including the Chief Executive Officer, may vary from 0-200% of the applicable restricted stock target, based on the actual level of achievement against the established performance targets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGS DRUG STORES CORPORATION

Dated: March 23, 2007	By:	/s/ William J. Rainey
William J. Rainey
	Its:	Senior Vice President,
General Counsel and Secretary